                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ( X )

Filed by a Party other than the Registrant (     )

Check the appropriate box:

(   )  Preliminary Proxy Statement     (   )  Confidential, for Use of the
                                              Commission Only (as permitted by
( X )  Definitive Proxy Statement             Rule 14a-6(e)(2))

(   )  Definitive Additional Materials

(   )  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 Fuel-Tech N.V.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X )   No fee required.

(   )   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

         (5) Total fee paid:

         ---------------------------------------------------------------------

(   )    Fee paid previously with preliminary materials.

(   )    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         ---------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

         (3)      Filing Party:

         ---------------------------------------------------------------------

         (4)      Date Filed:

         ---------------------------------------------------------------------

                                 FUEL-TECH N.V.
                 Castorweg 22-24, Curacao, Netherlands Antilles

                Notice of Annual General Meeting of Shareholders
To be Held June 12, 2001


To the Shareholders of Fuel-Tech N.V.:

         The Annual General Meeting (the "Meeting") of Shareholders of Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), will be held Tuesday, June 12, 2001, at the registered office of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

         1. To approve the Annual Report of Management to Shareholders on the business and administration of the Company for the calendar year ended December 31, 2000 (the "Annual Report");

2. To approve the Financial Statements for said calendar year, being the Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Shareholders' Equity and Consolidated Statement of Cash Flows with Notes and Auditors Report together with the Balance Sheet and the Statement of Operations of the Company (Schedule I);

         3. To elect nine (9) Managing Directors and to approve their compensation;

         4. To approve the amendment of the Company's 1993 Incentive Plan to fix from the number of shares available for all awards (now 12 1/2% of outstanding shares) the shares which may be issued subject to Incentive Stock Options at a total of 2,000,000 shares;

         5. To approve the appointment of Ernst & Young LLP as the independent auditors for the year 2001 and to authorize the Managing Directors to approve their compensation; and

         6. To transact any other business that may properly come before the meeting or at any adjournment thereof.

         Only common shareholders of record at the close of business on June 11, 2001 are entitled to notice of and to vote at the Meeting. The presence in person or by proxy of stockholders entitled to cast one-third of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

         The Annual Report is enclosed with this Notice of Meeting and Proxy Statement.

FUEL-TECH N.V.

Charles W. Grinnell
Secretary
April 23, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. YOU MAY ALSO SEND YOUR COMPLETED PROXY CARD BY FACSIMILE TO THE TRANSFER AGENT IN THE UNITED STATES AT (860) 528-6472.

AN INFORMATION MEETING WILL BE HELD ON JUNE 7, 2001 FROM 9:30 A.M. TO 11:00 A.M. AT THE LONDON SHERATON HOTEL, PICCADILLY, W1J 7BX, LONDON, U.K.

                                 FUEL-TECH N.V.

                                 Proxy Statement


         The enclosed proxy is solicited by the Board of Managing Directors (the "Board") of Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), in connection with the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the registered offices of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, Tuesday, June 12, 2001, at 10:00 a.m. local time, and at any adjournments thereof.

         The record date with respect to mailing of this solicitation is April 16, 2001. Under Netherlands Antilles law, however, all holders of Company common stock as of the close of business on June 11, 2001 are nevertheless entitled to vote at the meeting. As of the record date the Company had 18,538,743 shares of common stock outstanding according to the records of the Company's Transfer Agent. Each share is entitled to one vote. Under the rules of The Nasdaq Stock Market, Inc., a quorum of one third of the votes entitled to be cast is required for action on matters taken up at the Meeting.

         Each shareholder is entitled to appoint a representative at the Meeting other than those named in the form of proxy. A shareholder desiring to appoint some other person who need not be a shareholder may do so by completing another proper form of proxy for use at the Meeting. All completed forms of proxy should be mailed promptly in the enclosed return envelope for delivery on or before 5:00 p.m. (local time) June 11, 2001 to the transfer agent.

         A shareholder giving a proxy may revoke such proxy by an instrument in writing signed by the shareholder, by his attorney-in-fact authorized in writing, or, if the shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney, and deposited with the Transfer Agent at the above address or with the Chairman of the Meeting at the time of the Meeting.

         If a proxy is signed and not revoked by the shareholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the stockholder. Abstentions and broker non-votes are counted as present in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of each Item on the agenda in accordance with the recommendations of the Board. Members of the Board and executive officers of the Company may solicit shareholders' proxies by mail, telephone or facsimile. The Company shall bear the cost of proxy solicitation, if any.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders (the "Report"), contains the report of Management on the business and administration of the Company for the calendar year ended December 31, 2000 and financial statements reflecting the financial position and results of operations of the Company for 2000 (the "Financial Statements"), together with the Company's Balance Sheet and Statement of Operations. The Financial Statements are set forth in the Report in consolidated form and, as required by Netherlands Antilles law, in unconsolidated form. See Schedule I to this Proxy Statement. The Report and this Proxy Statement were distributed together commencing in the week of April 23, 2001. The Report is available for inspection at the office of the Company written on the Notice of Meeting and will be available for inspection at the Meeting.

         A resolution will be presented at the Meeting for the adoption of the Annual Report and the approval of the Financial Statements. The Company understands that under Netherlands Antilles law, approval of the Report and the Financial Statements at the Meeting will have the effect of discharging the Managing Directors from legal liability for their activities as directors for the year ended December 31, 2000.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

                              ELECTION OF DIRECTORS

         The Board proposes the election of nine Managing Directors. The term of office of each director is until the next Annual General Meeting or until a successor shall have been duly elected. Douglas G. Bailey, Ralph E. Bailey, John
A. de Havilland, Charles W. Grinnell, Jeremy D. Peter-Hoblyn, John R. Selby, Thomas S. Shaw, Tarma Trust Management N.V., and James M. Valentine, who are each incumbent directors, are the nominees for election as Managing Directors of the Company. Mr. Shaw is proposed to be elected for the first time. Each of the nominees has consented to act, if elected. Should one or more of these nominees become unavailable to accept nomination or election, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent. A motion will be proposed at the Meeting for the election of the foregoing nine directors and to approve their compensation as described below under the caption "Director's Compensation."

         The affirmative vote of a majority of the shares voting is required for the election of directors and the approval of their compensation. The Company recommends a vote FOR each of the nominees.

         The following table sets forth certain information with respect to each person nominated and recommended to be elected as a Managing Director of the Company.

Name                                 Age          Director Since
----                                 ---          --------------

Ralph E. Bailey                       77              1998
Douglas G. Bailey                     51              1998
John A. de Havilland                  63              1988
Charles W. Grinnell                   64              1989
Jeremy D. Peter-Hoblyn                61              1988
John R. Selby                         71              1998
Thomas S. Shaw                        54               -
Tarma Trust Management N.V.            -              1998
James M. Valentine                    47              1993

Shareholders' Agreement

    Pursuant to a Shareholders' Agreement of April 30, 1998 (the "Agreement") between the Company and certain investors (the "Investors"), the Company and the Investors have agreed that for a defined period, (a) the Investors may nominate three directors for appointment as Managing Directors of the Company, one of whom shall be an independent director and (b) the other Managing Directors (the "Other Directors") shall be entitled to nominate four Managing Directors, one of whom shall be an independent director.

    The Board of Managing Directors has nominated for appointment as Managing Directors the persons named above under the caption "Managing Directors." Of these nominees, Messrs. D. G. Bailey, R. E. Bailey and Selby are nominees of the Investors, Mr. Selby being independent. Messrs. de Havilland, Grinnell, Peter-Hoblyn and Valentine are nominees of the Other Directors, Mr. de Havilland being independent. Tarma Trust Management N.V. and Mr. Shaw, who are independent, are the joint nominees of the Investors and the Other Directors.

    The Investors are Douglas G. Bailey, Ralph E. Bailey, Nolan R. Schwartz and certain related parties who are associated with American Bailey Corporation, a privately owned company of which Mr. Ralph E. Bailey is Chairman and Mr. Douglas
G. Bailey, his son, is President and CEO.

    The defined period for the exercise by the Investors of the above described nominating rights is (a) not more than 10 years or (b) such lesser period ending when as a group the Investors own, in the aggregate, (x) during the first four years after the making of the Agreement, less than 50% of the shares of the Company acquired pursuant to a Stock Purchase Agreement as of April 30, 1998 (the "SPA"), and (y) during the period following the Making of the Agreement and ending on the tenth anniversary thereof, less than 10% of the then outstanding shares of the Company. Pursuant to the SPA the Investors purchased and own 4,750,000 shares of the Company and have the right through warrants to acquire an additional 3,000,000 shares.

         Directors and Executive Officers of the Company and Fuel Tech, Inc.

         Vincent M. Albanese, 52, has been Vice President Air Pollution Control, Sales and Marketing of Fuel Tech, Inc. since April, 1998. He was Vice President Sales and Marketing of Nalco Fuel Tech, a joint venture between Fuel Tech, Inc. and Nalco Chemical Company ("Nalco"), prior to joining Fuel Tech, Inc., and had served Nalco Fuel Tech since 1990. Prior to his service with Nalco Fuel Tech, Mr. Albanese was a market development specialist with Nalco, his employer since 1975.

         Steven C. Argabright, 58, has been a director and the President and Chief Operating Officer of Fuel Tech, Inc. since April, 1998. He was President and Chief Executive Officer of Nalco Fuel Tech from 1996 to April, 1998 and Vice President of Nalco Fuel Tech from 1990 to 1996. Prior to the formation of Nalco Fuel Tech, Mr. Argabright was a Regional Sales Manager of Nalco, his employer since 1973.

         Ralph E. Bailey has been a director and Chairman of the Board and Chief Executive Officer of the Company and a director of FTI since April, 1998. He has been a director and Chairman of American Bailey Corporation ("ABC"), a privately owned business acquisition and development company, since 1984. Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco, Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company. Mr. Bailey is also a director of Clean Diesel Technologies, Inc., a pollution control products company.

         Douglas G. Bailey has been a director of the Company and of Fuel Tech, Inc. since April, 1998. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President and Chief Executive Officer of ABC since 1984. Mr. Bailey is Chairman and Chief Executive officer of Golden Casting Corporation, an affiliate of ABC and a foundry company. Mr. Bailey is a director of Clean Diesel Technologies, Inc.

         Stephen P. Brady, 44, has been Vice President - Fuel Chem of Fuel Tech, Inc. since February, 1998. Prior to joining Fuel Tech, Inc., Mr. Brady was a Regional Sales Manager of Nalco, his employer since 1980.

         John A. de Havilland has been, except for the period April, 1998 to December, 1998, a director of the Company since its inception and of FTI from 1984 to 1998. He is a director of Clean Diesel Technologies, Inc. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd., a British bank, from 1971 until his retirement in 1990.

         Charles W. Grinnell has been Vice President, General Counsel and Corporate Secretary of the Company since 1988 and a director of the Company and FTI since September, 1989. Mr. Grinnell is a director of Clean Diesel Technologies, Inc. and has also been engaged in the private practice of corporate law in Stamford, Connecticut since 1992.

         Jeremy D. Peter-Hoblyn has been a director of the Company since its inception and of FTI since 1984. He has been a director and the President and Chief Executive Officer of Clean Diesel Technologies, Inc. since 1994. Mr. Peter-Hoblyn was Chief Executive Officer of Fuel-Tech N.V. from 1993 to 1996.

         John R. Selby, has been a director of the Company since December, 1998 and a director of FTI since November, 1998. Mr. Selby was a director and the President and Chief Executive Officer of SPS Technologies, Inc. until his retirement in 1993 and was a director of General Signal Corporation from 1987 to 1998.

         Thomas S. Shaw, has been President and Chief Operating Officer of Conectiv, an electric power generating and distribution company, since September 2000 and previously had been employed by its predecessor Delmarva Power & Light Company ("Delmarva") for over 25 years where he had been President of its subsidiary Delmarva Capital Investments, Inc. from 1991 until 1995 and was Executive Vice President of Delmarva from 1997 until September 2000. Mr. Shaw was elected a director of FTI on February 22, 2001.

         Nolan R. Schwartz, 50, has been a director of Fuel Tech, Inc. since April, 1998. He is a Principal of American Bailey Corporation, his employer since 1988. Mr. Schwartz is a Director of Golden Casting Corporation.

         Scott M. Schecter, 44, has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1994 and has been a director of FTI since April, 1998. Mr. Schecter was also Chief Financial Officer of Clean Diesel Technologies, Inc. from 1995 through November, 1999. From June 1990 through January 1994, Mr. Schecter was Senior Vice President and Chief Financial Officer of American Vision Centers, Inc., a consumer products company.

         Tarma Trust Management, N.V., a director of the Company since April, 1998 is a Netherlands Antilles limited liability company in Curacao specializing in company management and representation.

         James M. Valentine has been a director of the Company since September, 1993. Mr. Valentine has been a director and Executive Vice President and Chief Operating Officer of Clean Diesel Technologies, Inc. since 1994. He served Fuel Tech, Inc. from 1982 through 1990 as Vice President - Marketing and served the Company as Executive Vice President from 1993 through April 1998. From the period 1990 through 1993, Mr. Valentine was the head of his own energy and environmental consulting firm.

         There are no family relationships between any of the directors or executive officers, except as stated above.

Board Committees of the Company and Fuel Tech, Inc.

         The Board has an Audit Committee of which the members are Mr. de Havilland, Chairman, Mr. Selby and Mr. R.E. Bailey (ex officio). Mr. Shaw will be appointed to the Audit Committee effective upon his election as a Managing Director of the Company. There are no other committees of the Board of Directors of the Company. Compensation matters are determined by the Compensation Committee of Fuel Tech, Inc. of which the members are Messrs. Selby, Chairman,
S. C. Arbabright (ex officio) D. G. Bailey, R. E. Bailey and N. R. Schwartz. Ex officio members of Company or Fuel Tech, Inc. committees are participating but non-voting members. Fuel Tech, Inc. is a wholly-owned subsidiary of the Company.

         The Audit Committee is responsible for review of audits, financial reporting and compliance, accounting and internal controls policy, and recommendations to the Board regarding the engagement of independent auditors, oversight of their activities and evaluation of their independence. The Charter of the Audit Committee is attached as Schedule II.

         The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs and recommends stock option awards to the Board of the Company.

Meetings

     During the year ended December 31, 2000 there were four meetings of the Board of Directors of the Company, one meeting of its audit Committee and four meetings of the Compensation Committee of Fuel Tech, Inc. Each director of the Company attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship.

Indemnification

         Under the Articles of Incorporation of the Company indemnification is afforded the Company's directors and executive officers to the fullest extent permitted by the laws of the Netherlands Antilles. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. The Company is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of the Company, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of the Company.

         The Company carries insurance providing indemnification, under certain circumstances, to its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $76,000. No sums have been paid for such indemnification to any past or present director or officer by the Company or under any insurance policy.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors on the recommendation of the Audit Committee has appointed the firm of Ernst & Young LLP, Certified Public Accountants ("Ernst & Young"), to be the Company's auditors for the year 2001 and submits that appointment to the shareholders for approval. Ernst & Young has served in this capacity since 1990 and is knowledgeable about the Company's operations and accounting practices and is well-qualified to act in the capacity of independent accountants. In making the appointment, the Board reviews Ernst & Young's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing. Representatives of Ernst & Young are not expected to be present in Curacao at the Meeting or in London at the Information Meeting.

Audit Fees

         For 2000, Ernst & Young billed $104,500 for fees for professional services rendered for the audit of the Company's 2000 financial statements and the review of the Company's financial statements included in the quarterly reports on Securities and Exchange Commission Form 10-Q filed in 2000.

Financial Information Systems Design and Implementation Fees

         For 2000, Ernst & Young did not render any professional services for the Company in connection with financial information systems design and implementation.

All Other Fees

For 2000, $1,500 was billed by Ernst & Young for all other non-audit services performed for the Company.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Company recommends a vote FOR this proposal.

Report of the Audit Committee

         Management is responsible for the Company's internal controls and its financial reporting. The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes on behalf of the Board of Managing Directors. In such context, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and its independent auditors.

         The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

         The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

         Based on the review and discussions referred to above. The Committee recommended to the Board of Managing Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

         By the Audit Committee: J. A. de Havilland, Chairman, J. R. Selby and
R. E. Bailey (ex officio).

                        AMENDMENT OF 1993 INCENTIVE PLAN

The Plan

         The Company's 1993 Incentive Plan (the "Plan") was adopted by the Board of Managing Directors and approved by the shareholders of the Company in 1993 and amended thereafter from time to time. The Plan is intended to provide a flexible structure within which the Company may utilize various compensation devices to recruit and retain key personnel. A registration statement is currently in effect with respect to shares of the Company's Common Stock issuable under the Plan. The closing price of the Company's Common Stock on April 2, 2001 was $2.438.

         Awards under the Plan may be granted in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, bonuses, or any other form of share-based or non-share-based award or any combination of these awards. To date only non-qualified and incentive stock options have been granted under the Plan.

Administration; Participation

         The Plan is administered by a the Compensation Committee of Fuel Tech, Inc. (see above under Board Committees of the Company and of Fuel Tech, Inc.). The Committee recommends awards under the Plan subject to the approval of the Board of the Company. Awards may be granted to employees, of whom there are presently approximately 65, officers, directors and consultants of the Company. Directors who are not employees each year are automatically awarded a 10,000 share non-qualified stock option on the second business day following the annual general meeting. Awards under the Plan will be automatically vested in the event of a change of control of the Company, as defined in the Plan.

Available Shares; Limitations

         Subject to the approval of the Board, the administrator is authorized to grant awards, provided that total shares subject to awards shall not exceed an amount equal up to 12 1/2 percent of shares from time to time issued and outstanding (as of the record date, 2,317,342 shares). Shares subject to awards may appropriately be adjusted as a result of stock splits, recapitalizations and the like.
         There are presently a total of 2,184,250 shares subject to all outstanding awards under the Plan. There is, moreover, a limit under the terms of the Plan of one million shares which may be issued on account of awards of incentive stock options ("ISOs")as opposed to non-qualified stock options ("NQOs")(See descriptions of these types of options below). Section 422 of the Internal Revenue Code requires a fixed limitation of the number of shares issuable under ISOs. There are, however, now outstanding and unexercised, awards of ISOs for 1,582,750 shares and the excess of 582,750 shares is subject to the approval of the proposed amendment of the Plan which is the subject of this agenda item at the Meeting. If this agenda item is not approved, the excess over one million shares will be treated as NQOs.

         No award may be outstanding for more than ten years. Share based awards at the time of grant shall have an exercise price of or be valued at not less than 100% of the fair market value of the shares on the date of the award as determined by the administrator. Awards under the plan, unless waived by the administrator, are subject to certain restrictions on transferability. Awards may be forfeitable in certain circumstances and are exercisable at such time or times and during such periods as shall be set forth in the agreement evidencing an award.

Amendments

         The Board of Managing Directors may amend the Plan, which may include suspension or termination of the Plan. In the absence of shareholder approval, however, no amendment may cause the Plan to fail to comply with applicable law, regulation or rule.

Tax Matters

The following summary describes the U.S. Federal income tax consequences of awards under the Plan:

         Non-Qualified Stock Options. No income will be recognized by the holder and the Company will not be entitled to a deduction at the time of grant of a NQO at not less than 100% of market value. On exercise of a NQO the amount by which the fair market value of the stock on the date of exercise exceeds the option price will be taxable to the holder as ordinary income and, subject to satisfying certain withholding requirements and any Internal Revenue Code
Section 162(m) deduction limitation for compensation in excess of $1 million per person, deductible by the Company. The subsequent sale of shares acquired upon exercise of a NQO will ordinarily result in a capital gain or loss.

         Incentive Stock Options. ISOs are granted pursuant to Sections 421 and 422 of the Internal Revenue Code to employees of the Company. No income will be recognized by the employee at the time of the grant of an ISO at not less than 100% of market value. On exercise of ISO's no income will be recognized by the employee so long as the shares are held and not transferred for two years from the date of grant and one year from the date of exercise. If the shares are not held for these periods, then the sale or transfer of the shares is a disqualifying disposition and the treatment is the same as for a NQO with the employee recognizing ordinary income as of the date of sale or transfer. A gift of the shares is a transfer constituting a disqualifying disposition. A transfer, however, of an ISO or shares obtained on exercise of an ISO to a decedent's estate is not a disqualifying disposition.

         For those ISO shares held for the above holding periods, long term capital gain on a sale of the Shares on the difference between the sale price and the option exercise price and not ordinary income will be recognized. Currently the tax rate applicable to long-term capital gains is lower than the highest tax rate applicable to ordinary income.

         The amount of proceeds to which non-recognition of ordinary income and deferred recognition of capital gains is applicable on exercise of ISO's is limited to a total of all such exercises of $100,000 per year per optionee of the market value of option shares when granted. This $100,000 amount is, however, cumulative from the vesting date, so that, if in one year ISO's are not exercised, then in the next year the amount will be $200,000.

         The proceeds of ISO's when exercised, i.e. the difference between the market value of shares on the date of exercise and the Exercise Price, are "preference income" under the Code and the holder of an ISO may, accordingly, be subject to the Alternative Minimum Tax in the year of exercise.

         Stock Appreciation Rights. The amount of any cash or the fair market value of any stock received upon the exercise of a stock appreciation right under the Plan will be includible in the employee's ordinary income and, subject to applicable withholding requirements and any Section 162(m) deduction limitation, deductible by the Company.

         Restricted Stock Awards. Under Internal Revenue Code Section 83(b), an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, by the employee. Unless a Section 83(b) is made, no taxable income will generally be recognized by the recipient of a restricted stock award until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income and, subject to applicable withholding requirements and any

Section 162(m) deduction limitation, the Company will be entitled to a deduction in the amount equal to the excess of the fair market value of the stock on the date of lapse over the amount paid, if any, by the employee for such shares. Absent a Section 83(b) election any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

         Performance Shares or Units. Generally, an employee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of performance shares or units. When the employee receives a distribution in respect of the performance shares or units, the fair market value of stock or cash received in payment for such awards generally is taxable to the employee as ordinary income and, subject to applicable withholding requirements and any
Section 162(m) limitation, deductible by the Company.

Future Awards

         Future Awards under the Plan are discretionary and not currently determinable. However, If the proposed amendment of the Plan had been in effect in 2000, Awards in 2000 would not have been increased, although 323,000 granted as incentive stock options would not have been subject to the approval of the Plan amendment proposed in this agenda item. Each of the named executive officers, who are also the current executive officers, would have received the stock option Awards set out for them under the caption "Long Term" in the Summary Compensation Table below, the non-employee Managing Directors would have received non-qualified stock options for a total of 70,000 shares, and all employees including all officers who are not the named executive officers, would have received incentive stock options for a total of 323,000 shares and non-qualified options for a total of 13,000 shares.

Proposed Amendment of the Plan

         Management is of the opinion that the tax advantaged aspects of incentive stock options are of importance to the Company's recruitment and retention of key employees. The Internal Revenue Code requires a fixed limitation. The present limitation in the Plan of one million shares is insufficient for the Company's needs and an increase in that limitation is recommended. Accordingly a resolution will be presented at the Meeting to approve an amendment to the Plan to fix a limit of two million shares for issuance under the Plan of shares on account of incentive stock options.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Company recommends a vote FOR this proposal.



            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2000 by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

Name and Address(1)             No. of Shares(2)     Percentage(3)
-------------------             -------------        ----------

Beneficial Owner

RIT Capital Partners plc           1,028,882            5.6%

Management

Vincent M. Albanese(4)                33,750             *
Steven C. Argabright (2)              69,000             *
Douglas G. Bailey (5)              1,942,500            9.5%
Ralph E. Bailey (5)(6)             4,690,000           25.3%
Stephen P. Brady                      35,000             *
John A. de Havilland(5)               20,000             *
Charles W. Grinnell (5)               49,000             *
Jeremy D. Peter-Hoblyn(5)            120,000             *
John R. Selby (5)(6)                  25,000             *
Scott M. Schecter (5)                136,500             *
Thomas S. Shaw                          -                *
Tarma Trust Management N.V.             -                *
James M. Valentine(5)                 55,000             *

All Directors and Officers
as a Group (13 persons)(3)(4)
(5)(6)                             7,175,750           34.3%

 * Less than one percent (1.0%)

   (1) The address of RIT Capital Partners plc is 27 St. James Place, London, England SW1A 1NR. The address of each of the above management beneficial owners is c/o Fuel Tech, Inc., Suite 703, 300 Atlantic Street, Stamford, Connecticut 06901, except Tarma Trust Management N.V. which is Castorweg 22-24, Curacao, Netherlands Antilles.

   (2) Except for 4,000 of the shares indicated for Mr. Argabright which are owned by his spouse, the owners of all shares are believed by the Company to have sole ownership and investment control of such shares.

   (3) The percentages in each case are of the outstanding common and all warrants or options exercisable within 60 days.

   (4) Does not include 2,000 shares owned by Mr. Albanese's spouse as to which he disclaims beneficial ownership.

   (5)Includes shares subject to options and warrants exercisable presently and within 60 days for Mr. Albanese, 28,750 shares; Mr.Argabright, 60,000 shares; Mr. D. G. Bailey, 1,867,500 shares; Mr. R.E. Bailey, 40,000 shares; Mr. Brady, 25,000 shares; Mr. de Havilland, 20,000 shares; Mr. Grinnell, 27,500 shares; Mr. Peter-Hoblyn 120,000 shares; Mr. Schecter, 132,500 shares; Mr. Selby 20,000 shares; Mr. Valentine 55,000 shares; and, for all directors and officers as a group, 2,396,250 shares.

   (6) Does not include for Mr. R. E. Bailey 11,697 Units and for Mr. Selby 13,666 Units accrued at March 31, 2000 under the Directors Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Ralph E. Bailey, Chairman and Chief Executive Officer, Mr. Vincent M. Albanese, Vice President of FTI, Steven C. Argabright, Vice President and Chief Operating Officer of FTI, Stephen P. Brady, Vice President of FTI and Scott M. Schecter, Vice president, Treasurer and Chief Financial officer of the Company and FTI during the fiscal years ending December 31, 1999, 1998 and 1997.

                           Summary Compensation Table
Annual    Long-Term
Shares

                                                                                           Underlying
                                                                             Other           Options
                                                                             Annual          Granted        All Other
Name and Principal Position      Year        Salary(1)        Bonus(2)    Compensation        (#)(3)      Compensation(4)
---------------------------      ----        ---------        --------    ------------        ------      ---------------
Vincent M. Albanese              2000         151,299            --                            35,000          10,200
Vice President                   1999         140,852          35,553                          50,000           9,456
                                 1998         133,313          42,811                          50,000           5,395

Steven C. Argabright             2000         194,334            --                            75,000          10,200
President and Chief              1999         178,230          72,475                          75,000           9,600
Operating Officer                1998         164,278          76,856                         100,000           8,277

Stephen P. Brady                 2000         147,617            --                              --            10,200
Vice President                   1999         140,837          35,087                          50,000           9,285
                                 1998         123,469          30,233                          50,000           6,750

Ralph E. Bailey                  2000            --              --             --             10,000          10,000
President and Chief              1999            --              --             --             10,000          14,603
Executive Officer                1998            --              --             --             10,000           6,833


Scott M. Schecter                2000         200,467            --                            50,000          10,200
Vice President, Treasurer        1999         190,747          48,020          2,323           50,000           9,600
and Chief Financial              1998         183,189          36,223          2,249           50,000           9,600
Officer

----------
  (1) Mr. Bailey is not an employee of the Company or of Fuel Tech, Inc. Prior to April 30, 1998 Messrs. Argabright and Albanese were employees of Nalco Chemical Company seconded to the Nalco Fuel Tech Joint Venture and the Company bore 50% of the cost of their compensation prior to that date.

  (2) Bonus payments for 1998 and 1999 were for participating employees in the Fuel Tech Management Incentive Program; no bonuses were payable for 2000.

  (3) With the exception of the options granted to Mr. Bailey which were Non-Qualified Stock Options, the options granted were Incentive Stock Options. The options do not include stock appreciation rights.

  (4) The amounts designated "Other Compensation" for Mr. Bailey were directors fees which for 2000 and 1999, respectively, were deferred under the Directors Deferred Compensation Plan as 4,927 and 6,770 Units; and, for Messrs Albanese, Argabright, Brady and Schecter, Company profit sharing and matching contributions to the Fuel Tech, Inc. 401(k) Plan.

Directors' Compensation

         The Company provides an annual retainer of $10,000 payable quarterly in arrears and meeting fees of $1,000 for days spent on Board or committee meetings in excess of five per year. The Board has generally four regularly scheduled meetings per year. In addition, committee chairmen, both of the Company and Fuel Tech, Inc., are provided an annual retainer of $2,000. Non-executive directors are entitled under the Company's Directors Deferred Compensation Plan to defer fees in either cash with interest or share equivalent "Units" until fixed dates, including the date of retirement from the Board.

         Directors employed by the Company or its subsidiaries receive compensation other than directors fees but receive no compensation for their service as directors. Except for the retainer for committee chairmen and the non-executive options referred to below, Fuel Tech, Inc. directors are not compensated for their service as directors.

         Under the non-executive feature of the Company's 1993 Incentive Plan, each non-executive director of the Company or of Fuel Tech, Inc. receives as of the first business day following the annual meeting a Non-Qualified Stock Option award of 10,000 shares for a term of 10 years vesting immediately. In 2000 such 10,000 share options were granted to Messrs. D. G. and R. E. Bailey, de Havilland, Peter-Hoblyn, Schwartz, Selby and Valentine at the exercise price of $2.344 per share.

Compensation Committee Interlocks and Insider Participation

         Mr. R. E. Bailey, who is not an employee of the Company or of Fuel Tech, Inc., is Chairman and Chief Executive Officer of the Company and is a member of the Fuel Tech, Inc. Compensation Committee (the "Committee"). Mr. Argabright is President and Chief Operating Officer of Fuel Tech, Inc. and, as an ex officio member of the Committee, participates in meetings of the Committee but does not vote on Committee actions. Mr. R. E. Bailey is Chairman and a shareholder of ABC and Mr. D. G. Bailey is President, Chief Operating Officer and an employee and shareholder of ABC, in which relationships they enjoy a direct material interest in the management services fees set forth below under the caption "Management Services Agreement."

                    OPTION GRANTS IN THE LAST FISCAL YEAR (1)

                                                             Expiration Date    Potential Realizable
               Number of      % of Total                                          Value of Assumed
                Shares          Options                                         Annual Rates of Stock
              Underlying      Granted to      Exercise or                       Price Appreciation for
                Options       Employees in    Base Price                             Option Term
              Granted (#)         1999          ($/Sh)                             5%           10%
              -----------     ------------    -----------                         ---           ---
Name

Vincent M.
Albanese       35,000             8.6%        $  2.0625         2/8/10         $45,395       $115,048

Steven C.
Argabright     75,000            18.5%        $  2.0625         2/8/10         $97,275       $246,532

Ralph E.
Bailey         10,000             2.5%        $  2.344          6/26/10        $14,741       $ 37,357

Stephen P
Brady             --              --               --             -              -             -

Scott M.
Schecter       50,000            12.3%        $  2.0625         2/8/10         $64,850       $164,355


(1) Except the options granted to Mr. Bailey which are immediately exercisable, 50% of the above stock option awards are first exercisable on the second anniversary of grant and 25% of the awards on each of the third and fourth anniversaries of grant. 2000 options were granted on February 8, 2000. The Company has not historically and did not in 2000 grant stock appreciation rights.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                   Number of        Number of
                                   Securities      Securities       Value of        Value of
                                   Underlying      Underlying      Unexercised     Unexercised
                                  Unexercised      Unexercised     in-the-Money    in-the-Money
              Shares               Options at      Options at      Options at       Options at
             Acquired             Fiscal Year        Fiscal          Fiscal           Fiscal
                on       Value        End/          Year-End/       Year-End/       Year-End/
Name         Exercise  Realized   Exercisable     Unexercisable    Exercisable     Unexercisable
----         --------  --------   -----------     -------------    -----------     -------------

Vincent M.
Albanese        5,000   $ 3,906      28,750         110,000          $15,310           -

Steven C.
Argabright     20,000   $ 7,031      60,000         125,000            -               -

Ralph E.
Bailey(1)        --        --        40,000            --              -               -

Stephen P.
Brady            --        --        25,000          75,000            -               -

Scott M.
Schecter         --        --       115,000         125,000            -               -

(1) Including for Mr. Bailey warrants not under the Plan to purchase 10,000 shares at $1.75 per share.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policies

         The Company's executive compensation policies are to pay competitive salaries and annual incentive compensation, if earned, and to grant stock option awards in appropriate amounts. Competitive salaries are based on Management's knowledge of market conditions supplemented by salary surveys as well as the position of each employee within the business and historical practice. Incentive compensation, intended to encourage performance may be in the form of discretionary bonuses or participation by managers in the Fuel Tech, Inc. Management Incentive Program ("MIP"). Company stock option awards are made to provide a long term incentive to employees and to create a common interest between the employees and its shareholders generally.

Compensation of Executive Officers  - 2000

         The key components of the Company's executive compensation program during the last fiscal year were base salary, incentive compensation, and stock option awards under the 1993 Plan. Base salaries are fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies, and the Company's financial position. Incentive compensation, when earned, is based upon the Company's achievement of a minimum level of performance under annual profit plan and the individual officer's allocated percentage of an amount determined by the Board to be the MIP "pool," if minimum financial performance is achieved. Incentive compensation payments, however, were not made for 2000 as the minimum performance level for 2000 was not achieved. The stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of the Company. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options if the trading price of the Company's shares increases, thus aligning their financial interests with those of the shareholders.

Compensation of Chief Executive Officer - 2000

         The Chairman and Chief Executive Officer, Ralph E. Bailey, is not an employee of the Company or of Fuel Tech, Inc. and received director's fees and stock option awards for service in his capacity as a director only. See also the text below under the caption "Management Services Agreement" concerning payments by the Company to American Bailey Corporation.

         In 2000, Mr. Argabright, President and Chief Operating Officer of Fuel Tech, Inc., was paid a competitive base salary. A significant portion of Mr. Argabright's annual compensation was, however, to be based on incentive compensation with a target percentage of 40%. The Company, however, did not achieve its profit goals and that incentive compensation was not earned. Stock option awards to Mr. Argabright in 2000 were 75,000 shares.

         This report has been prepared by the following members of the Compensation Committee of Fuel Tech, Inc.

              D. G. Bailey              R. E. Bailey
              N. R. Schwartz            J. R. Selby


         This compensation report and the following performance graph shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report.

                                PERFORMANCE GRAPH

The following line graph compares (i) the Company's total return to shareholders per share of Common Stock from January 1, 1996 through the end of 2000 to that of (ii) the Russell 2000 index, (iii) the Standard and Poors Pollution Control Index and (iv) the NASDAQ Industrial Index.


                           [STOCK PERFORMANCE GRAPH]

            --------------------------------------------------------------------
               Performance Graph -- Cumulative % Change from base year 12/31/95
            --------------------------------------------------------------------
                FTEK       Russell 2000     SPPOLU   NASDAQ Ind.  Comparable Co.
            --------------------------------------------------------------------
  12/31/95          100          100          100          100          100
  12/31/96           34          116          104          116           69
  12/31/97           32          138          105          127           98
  12/31/98           43          134          113          136           50
  12/31/99           47          160           60          232           67
  12/28/00           36          163           61            0           68
            --------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                          Management Services Agreement

         Pursuant to a Management Services Agreement of April 30, 1998, as amended, between Fuel Tech, Inc. (FTI) and American Bailey Corporation ("ABC"), ABC will provide management services to FTI and, if requested, the Company. Such management services shall consist of management policy guidance and assistance in the areas of management focus and strategic direction, world-wide marketing strategy and planning, internal accounting and administrative procedures, management and organizational development, financial analysis, budgeting and working capital management and market analysis, industry trend analysis, and advice regarding power generation and internal combustion engine markets. The fee payable to ABC by FTI for these services is $125,000 per year from September 1, 1999 through May 1, 2000 and thereafter $250,000 per year until expiration of the Agreement on April 30, 2002. Ralph E, Bailey is Chairman and Douglas E. Bailey is President and Chief Operating Officer of ABC and both are shareholders of ABC.

Clean Diesel Technologies, Inc. Management Services Agreement

         Under an August 3, 1995 Management and Services Agreement with CDT, $106,000 was paid to the Company by Clean Diesel Technologies, Inc. in 1999 for reimbursement on account of the costs to the Company of administrative, legal and management services. $66,000 of the 1999 reimbursement was on account of legal services provided by Mr. Grinnell to CDT.

         The Company is entitled until 2008 to a royalty of 2.5% per year of CDT's Platinum Fuel Catalyst revenues under assignments of technology from the Company to CDT. CDT may terminate this royalty obligation by payment to the Company of $8,727,273 in 2001 declining to $1,090,910 in 2008. To date no royalty payments have been made under the assignments.

         The Company has a 21.6% equity ownership interest in CDT. Messrs. Ralph and Douglas Bailey, and de Havilland, Grinnell, Peter-Hoblyn and Valentine are directors of the Company and of CDT.

Employment Agreements

         Messrs. Albanese, Argabright, Brady and Schecter have employment agreements with the Company effective January 17, 1994 for Mr. Schecter, March 30, 1998 for Mr. Albanese, February 6, 1998 for Mr. Argabright and February 1, 1998 for Mr. Brady. These agreements are for indefinite terms, provide for disclosure and assignment of inventions to the Company, protection of Company proprietary data, covenants against certain competition against the Company and arbitration of disputes. Under Mr. Brady's agreement, he was paid a "Stay Bonus" of $180,000 in February 2001, the third anniversary of his employment with the Company, as reimbursement for loss of benefits under a previous employer's defined benefit plan. Under Mr. Schecter's agreement, he is required to provide two months notice on resignation and, if his employment is terminated by the Company for reasons other than "just cause" (as defined in the agreement), the Company must continue Mr. Schecter's then base salary and benefits until he finds other comparable employment but not for a period in excess of one year.


                                     GENERAL


Section 16(a) Beneficial Ownership Reporting Compliance

         The Company believes that all reports required to be filed under
Section 16(a) of the Securities and Exchange Act of 1934 for the year 2000 were filed. However, filing of reports due for the month of June 2000 were delayed until after the due date for Messrs. D. G. Bailey, R. E. Bailey, de Havilland, Peter-Hoblyn, Selby and Valentine.


Other Business


         Management knows of no other matters that may properly be, or are likely to be, brought before the meeting other than those described in this proxy statement.


Shareholder Proposals


         If other proper matters are introduced at the Meeting, the individuals named as Proxies on the enclosed Proxy Card will vote in their discretion the shares represented by the Proxy Card. In order to be presented for action at the Meeting, such matters must, under the Articles of the Company, be sent by registered airmail to the Board of Directors in writing postmarked prior to Midnight, June 11, 2001 to the above address of the Company in order to be presented for consideration at the Meeting.

         Proposals of shareholders intended for inclusion in the proxy statement and proxy to be mailed to all shareholders entitled to vote at the Annual

General Meeting of shareholders to be held in the year 2002 must be received in writing addressed to the Board of Directors at the above address of the Company or to the Secretary at Fuel Tech, Inc., 300 Atlantic Street, Stamford CT 06901 USA on or before December 26, 2001 and, if not received by such date, may be excluded from the proxy materials.

FUEL-TECH N.V.

Charles W. Grinnell
Secretary
April 23, 2001

                                                                      Schedule I


FUEL-TECH N.V. (PARENT COMPANY) FINANCIAL INFORMATION
Summary financial information for Fuel-Tech N.V. (Parent Company) is as follows:


Balance Sheets

                                                              December 31
                                                       -------------------------
                                                          2000          1999
                                                       -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents                            $        --   $        --

  Receivable and other current assets                      226,000        43,000
  Investments in and amounts owed by subsidiaries       17,162,000    17,654,000
                                                       -----------   -----------
  Total current assets                                 $17,388,000   $17,697,000
                                                       ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Current liabilities:
   Accounts payable and accrued expenses               $   198,000   $    92,000
   Shareholders' equity                                 17,190,000    17,605,000
                                                       -----------   -----------

Total liabilities and shareholders' equity             $17,388,000   $17,697,000
                                                       ===========   ===========


Statements of Operations
                                                   For the years ended December 31
                                               -----------------------------------------
                                                  2000           1999           1998
                                               -----------    -----------    -----------
         Loss from operations                  $  (750,000)   $  (524,000)   $(1,017,000)
         Interest and other income, net
                                                        --             --         13,000
                                               -----------    -----------    -----------
         Net loss                              $  (750,000)   $  (524,000)   $(1,004,000)
                                               ===========    ===========    ===========

Dated: December 31, 2000

Douglas G. Bailey             Jeremy D. Peter-Hoblyn

Ralph E. Bailey               John R. Selby

John A. de Havilland          Tarma Trust Management N.V.

Charles W. Grinnell           James M. Valentine

                                                                     Schedule II

                                 FUEL-TECH N.V.
               Audit Committee of the Board of Managing Directors

                                     Charter

The Board of Managing Directors (the "Board") of Fuel-Tech N.V. (the "Company") has established from among its members an Audit Committee (the "Committee") with the composition, responsibilities and duties described below:

Composition

The Committee shall be comprised of not less than that number of independent directors who shall meet the rules of The Nasdaq Stock Market, Inc. from time to time in effect. "Ex Officio" members of the Committee shall not be included in the number of required independent directors. Appointment to the Committee shall not signify that the appointee has special expertise.

Responsibility

The Committee's responsibility is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is authorized to retain persons having a special competence as necessary to assist the Committee in fulfilling such responsibility. Notwithstanding the terms of this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, that being the responsibility of Management and the Independent Accountant. The Independent Accountant shall be ultimately responsible to the Board and the Committee.

Attendance

At all meetings of the Committee two independent members shall constitute a quorum. As necessary, the Chairman of the Committee may request members of Management and representatives of the Independent Accountant to be present at meetings.

Minutes

Minutes of the meetings of the Committee shall be prepared by the Corporate Secretary, shall be sent to Committee members and to directors who are not Committee members and, after approval by the Committee, shall be kept with the minutes of the meetings of the Board.


Duties

1. Review with Management and the Independent Accountant the Company's policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls.

2. Recommend to the Board the Independent Accountant to be selected, subject to ratification by the shareholders; evaluate the Independent Accountant; approve the compensation of the Independent Accountant; and review and approve any discharge of the Independent Accountant.

3. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company; discuss such reports with the Independent Accountant; and, if the Committee shall so determine, recommend appropriate action to the Board.

4. Review with Management and the Independent Accountant the scope and general extent of the Independent Accountant's audit examinations.

5. Review with Management and the Independent Accountant, upon completion of the annual audit, the Company's financial results for the year prior to public release. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the annual audit.

6. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel, and any relevant recommendations of the Independent Accountant.

7. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual meeting.

8. Review this Charter from time to time with a view toward recommending revisions to the Board.

9. Perform such other duties as may be required by law, the Company's Articles of Incorporation or the resolutions of the Board.

PROXY                                               PROXY

                  Solicited by the Board of Managing Directors

                                 FUEL-TECH N.V.

                 Annual Meeting of Shareholders - June 12, 2001

         The undersigned hereby appoints Ralph E. Bailey, Charles W. Grinnell or Tarma Trust Management N.V., acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Fuel-Tech N.V.(the "Company") which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the office of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, at 10:00 a.m. on Tuesday June 12, 2001, and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice of Meeting and accompanying Proxy Statement. The Board of Directors recommends a vote for election as Managing Director of each of the nominees and of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            . Fold and Detach Here .

1. To approve the Annual Report of Management of the Company for the year ended December 31, 2000.

FOR       AGAINST      ABSTAIN


2. To approve the Financial Statements of the Company for the year ended December 31, 2000.

FOR       AGAINST      ABSTAIN


3. To approve the election as Managing Directors of Douglas G. Bailey, Ralph E. Bailey, John A. de Havilland, Charles W. Grinnell, Jeremy D. Peter-Hoblyn, John
R. Selby, Thomas S. Shaw, Tarma Trust Management N.V. and James M. Valentine and to fix their compensation.

FOR all nominees               WITHHOLD
listed above (except          AUTHORITY
as marked to the           to vote for all
contrary)                nominees listed above

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)



4. To approve the amendment of the Company's 1993 Incentive Plan to fix from the number of shares available for all awards (now 12 1/2% of outstanding shares) the shares which may be issued subject to Incentive Stock Options at a total of 2 million shares.


5. To approve the appointment of Ernst & Young LLP as the independent auditors for the year 2001 and to authorize the Board of Managing Directors to fix their compensation.

FOR         AGAINST       ABSTAIN


                                  Dated____________________, 2001





                                     (Signature of Shareholder)

                                  Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, insert name and title.

                                                                        Appendix


                    THE 1993 INCENTIVE PLAN OF FUEL-TECH N.V.
                       (As amended through August 3, 1999)


1.       Purpose and Effective Date

         The purpose of this 1993 Incentive Plan of Fuel-Tech N.V., a Netherlands Antilles corporation ("the Corporation") is to further the interests of the Corporation and its shareholders by providing incentives in the form of awards to such directors, officers, employees, consultants or advisors to the Corporation or any of its Subsidiaries as the directors shall determine are key to the continued success and profitability of the Corporation. The Plan is intended to retain Participants with significant training, experience and ability; to attract new Participants whose services are considered valuable; and to encourage such Participants to acquire a proprietary interest in the Corporation. So that the maximum incentive can be provided each Participant in the Plan by granting to such participant an Award best suited to the circumstances, the Plan provides for granting, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Performance Awards, Bonuses, Other Awards, or any combination of the foregoing.

         This Plan, as amended, shall become effective upon its adoption by the Board, subject to approval within one (1) year of such adoption by the Corporation's shareholders, and shall remain effective until terminated by resolution of the Board.

2.       Definitions

         As used in this Plan:

         (1) "Award" means the grant hereunder of any form of Option, Stock Appreciation Right, Restricted Share, Performance Award, Other Award, Bonus, or any other form of Share based or non-Share based Award.

         (2) "Award Agreement" means a written agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

         (3) "Beneficiary" means, where a Participant is with respect to any Award not forfeitable by its terms on the death of the Participant entitled to any unpaid portion thereof, such person or persons entitled thereto under the Participant's will or under the laws of descent and distribution.

         (4)      "Board" means the Board of Directors of the Corporation.

         (5)      "Bonus" means any payment under Section 6.5.

         (6)      "Change in Control" has the meaning set forth in Section 8.

         (7) "Code" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

         (8) "Committee" means the Committee of the Board or any successor committee as described in Section 3.1, or, if there shall be no such Committee, the Board.

         (9) "Corporation" means Fuel-Tech N.V., a Netherlands Antilles corporation.

         (10) "Director Option" means an Option granted pursuant to Section 6.1(i).

         (11) "Employee" means any individual who is a salaried employee on the payroll of the Corporation or any of its Subsidiaries.

         (12) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (13) "Fair Market Value Per Share" in reference to the common stock of the Corporation means on any date the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value Per Share shall be the value established by the Board or Committee in good faith and, in the case of an Incentive Stock Option, in accordance with
Section 422 of the Code.

         (14) "Incentive Stock Option" means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         (15) "Nonemployee Director" means a director of the Corporation or of Fuel Tech, Inc. who is a "nonemployee director" within the meaning of Rule 16b-3.

         (16) "Non-Qualified Stock Option" means a stock option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

         (17) "Option" means an Award to purchase Shares granted pursuant to
Section 6.1.

         (18) "Participant" means any director, officer, employee, consultant or advisor of the Corporation or any of its Subsidiaries who is granted an Award under this Plan. Except that consultants and advisors shall not include those rendering services in connection with the offer or sale of the Corporation's securities in a capital raising transaction.

         (19)     "Performance Award" has the meaning described in Section 6.4.

         (20) "Plan" means this 1993 Incentive Plan of Fuel-Tech N.V., as amended from time to time.

         (21) "Restricted Shares" means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 6.3.

         (22) "Retirement" or "Retires" means termination of a Participant's employment with the Corporation and its Subsidiaries by retirement under the normal, mandatory, early and applicable age plus service or other provision of the applicable retirement plan of the Corporation or a Subsidiary, or, if there shall be no such plan or plans, then under such procedures as the Corporation or its Subsidiaries may from time to time establish.

         (23) "Rule 16b-3" means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

         (24)     "Shares" mean shares of common stock of the Corporation.

         (25) "Share Unit" means the right to receive a payment equivalent in value to one Share on the date of payment.

         (26) "Stock Appreciation Right" means a right which may be issued under
Section 6.2, the value of which is determined relative to the appreciation in value of Shares.

         (27) "Subsidiary" means any entity, incorporated or otherwise, of which the Corporation owns directly or indirectly at least fifty percent (50%) of the stock or interests therein.

         (28) "Ten-Percent Stockholder" means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Corporation.

         (29) "Totally Disabled" means a condition of a Participant found by a qualified physician selected by the Corporation to be that as described in
Section 22(e)(3) of the Code or as such Section or successor section shall be hereafter amended.

3.       Administration

         3.1      Committee

                  (a) The Plan shall be administered by either the Board or by a Committee, which shall consist of at least two (2) directors of the Corporation; provided, however, that in the case of a Committee of less than the entire Board, each member shall be a Nonemployee Director. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board.

                  (b) To the extent permitted by Section 13.3 and subject to
         Section 6.1(i), the Board or Committee is authorized to (i) determine the persons who shall be Participants in the Plan and which Awards shall be granted to Participants, (ii) establish, amend and rescind rules, regulations and guidelines relating to the Plan as it deems appropriate, (iii) interpret and administer the Plan, Awards and Award Agreements, (iv) establish, modify and terminate terms and conditions of Award Agreements, (v) grant waivers and accelerations of Plan, Award and Award Agreement restrictions and (vi) take any other action necessary for the proper administration and operation of the Plan.

                  (c) The Board or Committee may designate persons and entities other than its members, including but not limited to, any successor committee, the Chief Executive officer, and the Corporate Secretary, to carry out any of its responsibilities under and described in this Plan, under such conditions or limitations as the Board or Committee may establish, other than its authority with regard to participants who are subject to Section 16 of the Exchange Act.

         3.2      Effect of Determinations

         Determinations of the Board or Committee and its designees shall be final, binding and conclusive on the Corporation, its stockholders, Employees and Participants. No member of the Board or Committee or any of its designees shall be personally liable for any action or determination made in good faith with respect to this Plan, any award, or any Award Agreement.

4.       Eligibility

         Persons eligible for Awards under this Plan shall consist of key, managerial and other directors, officers, employees, consultants or agents of the Corporation or its Subsidiaries who possess valuable experience and skills and have contributed, or can be expected to contribute, materially to the success and profitability of the Corporation. The Board or Committee shall determine which persons shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.

5.       Shares Subject to This Plan

         5.1      Maximum Number of Shares

         The maximum number of Shares available for Awards under this Plan at any time shall be twelve and one-half percent (12.5%) of the total number of then issued and outstanding Shares, less the sum of that number of Shares as shall then be subject to outstanding Awards by the Corporation hereunder or under other plans or arrangements of the Corporation or of Fuel Tech, Inc. Any and all such Shares may be issued in respect of any of the types of Awards. The maximum number of Shares that may be the subject of Incentive Stock Options granted under the Plan may not exceed one million (1,000,000) Shares. Upon a change in capitalization, the maximum number of Shares referred to in this
Section 5.1 shall be adjusted in number and kind pursuant to Section 7. The Corporation shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Corporation's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         5.2      Share Accounting

         Shares related to Awards that are forfeited, terminate, expire unexercised, exchanged, settled in cash in lieu of Shares or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for other Awards. Any Shares not so used shall be available for further Awards. Shares issued under this Plan shall be authorized and unissued Shares or Shares reacquired by the Corporation, as determined by the Committee. No fractional Shares shall be issued under this Plan.

6.       Awards

         Awards may include, but are not limited to, those described in this
Section 6. Awards may be granted singly, in combination, or in tandem with other Awards. Subject to the other provisions of this Plan, Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other plan of the Corporation, including any plan of any acquired entity and for the benefit of any present or former director, officer, consultant or agent of such acquired entity. Subject to the terms of the Awards described in this Section 6 and the related Award Agreement, the form of payment for Awards may be in cash, in Shares, in Share Units, or such other form as determined by the Board or the Committee, and may be made partly in one form and partly in one or more other forms, all as determined by the Committee. Except as otherwise provided in this Plan, Awards shall be evidenced by Award Agreements, the terms of which other than a Director Option may be amended or accelerated by the Board or Committee following the grant of any Award and need not be uniform among Participants. Except as otherwise provided in this Plan, Awards shall be granted for such minimum consideration as is required by applicable law, rules and regulations, including without limitation, the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Committee.

         6.1      Options

         Non-Qualified and Incentive Stock Options may be granted under this Plan from time to time. Director Options shall be granted under this Plan only at such times as provided below. Subject to Sections 6.1(h) and 6.1(i), Options shall be granted upon the following terms and conditions with such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board or Committee in its discretion shall deem desirable:

                  (a) No Option shall be exercisable after the expiration of ten
         (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (b) The option price per Share for all Options shall be not less than one hundred per cent (100%) of the Fair Market Value Per Share on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (c) Award Agreements for Options shall conform to the requirements of this Plan, and other than with respect to Director Options may contain such other provisions as the Committee shall deem advisable.

                  (d) Award Agreements for Options shall specify when an Option may be exercisable. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. Shares purchased upon exercise of an Option shall be paid for in full at the time the Option is exercised in cash or in Shares. Payment may also be made in any other manner or form approved by the Board or Committee, consistent with applicable law, regulations and rules.

                  (e) A holder of an Option shall have no rights as a stockholder with respect to any Shares covered by such Option unless and until the date of the issuance of the stock certificate for such Shares.

                  (f) (i) If, after completion of any required period of continuous employment in order to exercise an Option as provided in an Award Agreement, a Participant dies while employed by the Corporation or its Subsidiaries, such Option shall be exercisable by the Beneficiary thereof, but after the date of death of the Participant only within the period specified in the Award Agreement which shall not be later than the expiration date of the Option.

                           (ii) Following the death of a Participant, the Board or Committee may at its discretion, upon the request of such Participant's Beneficiary who holds an exercisable Option and in consideration of the surrender of such Option, pay the amount by which the Fair Market Value Per Share on the date of such request shall exceed the Option price per Share multiplied by the number of Shares as to which the request was made.

                  (g) If, after completion of any required period of continuous employment in order to exercise an Option as provided in an Award Agreement, a Participant is Totally Disabled or Retires, such Option shall be exercisable by the Participant, but only within the period specified in the Award Agreement.

                  (h)      Incentive Stock Options.

                           (i) Each Incentive Stock Option shall not have an aggregate Fair Market Value Per Share (determined for each Incentive Stock Option at its grant date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other employee stock option plan of the Corporation or any of its Subsidiaries ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000;

                           (ii) To the extent that the aggregate Fair Market Value Per Share of stock with respect to which Incentive Stock Options granted under the Plan and any Other Plans are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent necessary so that such aggregate Fair Market Value Per Share of stock does not exceed $100,000. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Non-Qualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Non-Qualified Stock Options.

                           (iii) Each Incentive Stock Option shall require the Participant to notify the Board or Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

                  (i) Director Options. The following provisions shall apply to each Director Option granted under the Plan:

                           (i) Each individual who is a Nonemployee Director and who is not an employee of the Corporation or any of its subsidiaries shall be granted a Director Option in respect of 10,000 Shares on the first business day after the annual meeting of the stockholders of the Corporation in each year that the Plan is in effect, provided that the individual is a director of the Corporation on such date.

                           (ii) Each Director Option shall become fully vested and exercisable with respect to one hundred percent (100%) of the Shares subject thereto upon grant.

                           (iii) Subject to Section 8.2, each Director Option shall terminate on the date which is the tenth anniversary of the date of grant, unless terminated earlier as follows:

                                    (A) If a Participant's service as a director
         terminates for any reason other than death or being Totally Disabled, the Participant may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Participant's service as a director terminated, after which time the Option shall automatically terminate in full.

                                    (B) If a Participant's service as a director
         terminates by reason of the Participant being Totally Disabled, the Participant may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date the Participant's service as director terminated, after which time the Option shall automatically terminate in full.

                                    (C) If a Participant dies while a director
         or within three (3) months after termination of service as a director as described in clause (A) of this Section 6.1(i)(iii) or within twelve
         (12) months after termination of service as a director as described in clause (B) of this Section 6.1(i)(iii), the Option granted to the Participant may be exercised at any time within twelve (12) months after the Participant's death by the Participant's Beneficiary, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Participant`s services as a director.

         6.2      Stock Appreciation Rights

         Stock Appreciation Rights may be granted under this Plan from time to time. If Stock Appreciation Rights are granted they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board or Committee in its discretion shall deem desirable:

                  (a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option.

                  (b) Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Plan and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise and the ability of the Board or Committee to revoke Stock Appreciation Rights which are issued in tandem with Options without compensation to the Participant) as the Board or Committee shall deem advisable.

                  (c) Stock Appreciation Rights issued in tandem with Options shall be subject to the following:

                           (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

                           (ii) Upon exercise of Stock Appreciation Rights the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value Per Share on the date of such exercise shall exceed the Option price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

                           (iii) All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Board or Committee, be settled by the payment of cash equal to the aggregate value of the Shares (or a fraction of a Share) that would otherwise be delivered under Section 6.2(c)(ii).

                           (iv) Upon exercise of Stock Appreciation Rights the unexercised tandem Options of the Participant shall automatically terminate upon the exercise of such Stock Appreciation Rights.

                           (v) Stock Appreciation Rights issued in tandem with Options shall automatically terminate upon the exercise of such Options.

         6.3      Restricted Shares

         Awards of Restricted Shares may be granted under this Plan from time to time. If Awards of Restricted Shares are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

                  (a) Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Board or Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of employment under certain specified conditions. The Board or Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific performance goals or such other factors as the Board or Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

                  (b) Award Agreements for Restricted Shares shall conform to the requirements of this Plan, and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Board or Committee shall deem desirable. To the extent permitted by
         Section 13.3 hereof, the Board or Committee may provide for the lapse of any such term or condition in installments and may accelerate or waive any such term or condition in whole or in part, based on service, performance and/or such other factors or criteria as the Board or Committee may determine.

                  (c) Award Agreements for Restricted Shares shall provide that the stock certificates representing Restricted Shares shall be legended, that the stock certificates shall be held by a custodian, or that there be other mechanisms for maintaining control by the Corporation of the Restricted Shares until the restrictions thereon are no longer in effect. After the lapse, waiver or release of the restrictions imposed pursuant to the Award Agreement on any Restricted Shares, the Corporation shall cause to be issued in the Participant's name a stock certificate evidencing the Restricted Shares with respect to which the restrictions have lapsed or been waived or released, free of any legend, and shall cause such stock certificate to be delivered to the Participant.

                  (d) Except as otherwise provided in this Plan or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a shareholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares. The Board or Committee may provide that the payment of cash dividends shall or may be deferred. Any reinvestment of deferred cash dividends shall be as determined by the Board or Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Any additional Shares issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which Awards may be granted under this Plan as set forth in Section 5.

                  (e) If the employment of a Participant is terminated prior to the lapse of restrictions on Restricted Shares because the Participant dies or becomes Totally Disabled, the restrictions on all Restricted Shares awarded to a Participant shall lapse on the date of such termination.

         6.4      Performance Awards

         Performance Awards may be granted under this Plan from time to time. If Performance Awards are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Board or Committee in its discretion shall deem advisable:

                  (a) Performance Awards are Awards which are based upon the long-term performance of all or a portion of the Corporation or which are based upon the long-term individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards which the Board or Committee shall determine to be desirable. Performance Awards are Awards which are granted to participants contingent upon (i) the future performance of all or a portion of the Corporation which may include, without limitation, performance relative to a group of companies in the same or related industries, achievement of specific business objectives, growth rates or profitability or earnings goals (in respect of, for example, Share price, return on equity or return on assets) and such other measurements as the Board or Committee determines to be appropriate, (ii) the future performance of a Participant, which may include, without limitation, attainment of specified goals and objectives and such other measurements as the Board or Committee determines to be appropriate, (iii) the future performance of a combination of all or a portion of the Corporation and a Participant, or (iv) such other measurements and criteria as may be considered appropriate by the Board or Committee. Performance Awards may contain multiple performance measurements.

                  (b) Award Agreements for Performance Awards shall conform to the requirements of this Plan and may contain such other terms and conditions as the Board or Committee shall deem desirable, including but not limited to, applicable performance measurements, a description of whether performance measurements are to be used singly or in combination, a description of whether different performance measurements may be used for different performance periods, the length of performance periods, the ability of the Board or Committee to amend and adjust measurements, payouts and performance periods of performance Awards and any requirements of employment during performance periods.

                  (c) Award Agreements for Performance Awards shall provide for a required minimum period of continuous employment during a performance period of a Performance Award. If such minimum period of continuous employment shall have elapsed, the Award Agreement may provide, or the Board or Committee may determine, the portion of the payment of the Performance Award which Participant or the Participant's beneficiary, as applicable, is to receive at the end of the performance period.

         6.5      Bonuses

         Bonuses may be granted under this Plan from time to time on an annual or one-time basis. The amount of Bonuses which may be awarded shall be as determined by the Board or Committee. The Board or Committee may establish a basis upon which aggregate Bonus expenditures for any year shall be determined, which may include measurements of financial performance of the Corporation or of a unit or department thereof, relative performance of the Corporation or of a department thereof within the same or related industries, competitive compensation considerations and other measurements and criteria.

                  (a) Each Bonus may be made at the discretion of the Board or Committee either in cash, in Shares, in Share Units, or in another form as determined by the Board or Committee and may be made partly in one form and partly in one or more other forms. In the case of an Award of a Bonus in Shares or Share Units, the number shall be determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

                  (b) The payment of any Bonus shall be subject to such obligations or conditions as the Board or Committee may specify in making or recommending the Award of the Bonus, but Bonuses need not be evidenced by Award Agreements.

                  (c) When payment of all or part of a Bonus is deferred in the form of Shares or Share Units, the account of the Participant to whom the Bonus was made will be credited with an amount per Share equal to the dividends payable on each issued and outstanding Share ("dividend equivalents"). Amounts thus credited shall, in the discretion of the Board or Committee, either:

                           (i) be paid in cash as and when each such credit shall be made, or

                           (ii) be credited in Shares or Share Units, with the number determined by using the Fair Market Value Per Share on the date of the dividend payment and delivered in such form and at such time or times as may be determined by the Committee.

                  (d) When payment of all or part of a Bonus is deferred in cash, the Committee may provide that the account of the Participant to whom the Bonus was made shall be credited with amounts equivalent to interest ("interest equivalents"). Amounts thus credited shall be at the rate determined by the Committee.

                  (e) Any Bonus payable in Shares may, in the discretion of the Board or Committee, be paid in cash, on each date on which payment in Shares would otherwise have been made, in an amount equal to the Fair Market Value Per Share on each such date, multiplied by the number of Shares which would otherwise have been paid on such date.

                  (f) Bonuses may be awarded in Share Units in accordance with the following terms and conditions and such other terms and conditions as the Board or Committee may impose:

                           (i) The number of Share Units awarded with respect to any Bonus shall be the number determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

                           (ii) Any Bonus made in Share Units may, in the discretion or on the recommendation of the Board or Committee, be paid in Shares on each date on which payment in cash would otherwise be made.

                  (g) In lieu of the foregoing forms of payment of Bonuses, the Board or Committee may specify or recommend any other form of payment which it determines to be of substantially equivalent economic value to the cash value of the Bonus including, without limitation, forms involving payments to a trust or trusts for the benefit of one or more Participants.

                  (h) Each payment of a Bonus that is to be made in cash shall be from the general funds of the Corporation or its respective subsidiary or affiliate, as the case may be.

                  (i) In the event of the death of a Participant to whom a Bonus is to be or shall have been made, the Bonus or any portion thereof remaining unpaid shall be paid to such Participant's Beneficiary under the Participant's will or pursuant to the relevant laws of descent and distribution.

         6.6      Other Awards

                  (a) The Board or Committee may grant other Share based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Share Units, securities convertible into Shares and dividend equivalents. The Board or Committee shall determine the terms and conditions of such other Share based Awards. Shares issued in connection with such other Share based Awards shall be issued for such minimum consideration as shall be required by applicable law, rules and regulations, including the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Board or Committee.

                  (b) The Board or Committee may also grant other non-Share based Awards under this Plan and shall determine the terms and conditions of such other non-Share based Awards in tandem or combination with other Awards or each other, in exchange of other Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Corporation, including any plan of any acquired entity. The Board or Committee shall have the authority to determine the Participants for such Awards and all other terms and conditions of such other Awards. No amendment of this Plan is required for the creation of another type of Award.

7.       Adjustments Upon Changes in Capitalization

                  (a) Subject to any required action by the Corporation's stockholders, in the event of a reorganization, recapitalization, stock split, stock dividend, exchange of Shares, combination of Shares, merger, consolidation or any other change in corporate structure of the Corporation affecting the Shares, or in the event of a sale by the Corporation of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Board or Committee may make appropriate adjustment in the number, kind, price and value of Shares authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

                  (b) The existence of an Award under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks, or loan notes ahead of or affecting the Stock or rights thereunder or convertible thereto, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8.       Change in Control

         8.1      Definition of Change in Control

         A "Change in Control" shall be deemed to have occurred if any one or more of the events described in paragraphs (a), (b) or (c) below occurs.

                  (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (including any group of persons with which any person or its affiliates or associates, as such terms are defined in Rule 12b-2 under the Exchange Act has any agreement, arrangement or understanding, oral or written, regarding the acquiring, holding, voting or disposing of any of the Corporation's securities, but excluding a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty one percent (51%) or more of the combined voting power of the Corporation's then outstanding securities (hereinafter referred to as an "Acquiring Person"); or

                  (b) In any two (2) year period persons being a majority of the Board shall cease to be so unless the nomination of the new directors during such period was approved by at least a majority of the directors then still in office who were directors at the beginning of the period; or

                  (c) A consolidation or merger or "Business Combination," as that term is defined as of the effective date of this Plan in Section 203(c)(3) of The General Corporation Law of Delaware, of the Corporation shall occur (with the term "interested shareholder" as used in that Section being deemed to refer to an Acquiring Person) in which the Corporation is not the surviving Corporation and pursuant to which the Corporation's Shares are converted to cash, securities or other property but not a consolidation or merger or Business Combination where shareholders of the Corporation prior to the Business Combination have substantially the same proportionate ownership in a business entity after the consolidation or merger or Business Combination; or

                  (d) The shareholders of the Corporation shall approve any plan for liquidation or dissolution of the Corporation not otherwise involving a transaction where shareholders of the Corporation prior to the transaction have substantially the same proportionate ownership of a business entity after the transaction.

                  (e) In no event, however, shall a Change in Control be deemed to have occurred with respect to a Participant, if that Participant is part of an Acquiring Person which consummates the Change in Control transaction. A Participant shall be deemed "part of an Acquiring Person" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the

         Acquiring Person (except for (i) passive ownership of less than three percent (3%) of the securities of the Acquiring Person; or (ii) ownership of equity participation in the Acquiring Person which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested "Continuing Directors"). For purposes of this Section 8.1, "Continuing Directors" means those directors (x) who were directors of the Board immediately prior to the Change in Control transaction ("Incumbent Directors") and
         (y) whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the Incumbent Directors.

         8.2      Effect of Change in Control

         Upon the occurrence of an event of Change in Control, unless otherwise with respect to any Award specifically prohibited by the terms of the second paragraph of Section 6:

                  (a) Any and all Options and Stock Appreciation Rights shall become immediately exercisable.

                  (b) Any restriction periods and restrictions imposed on Restricted Shares (except such as may be required by relevant securities laws) shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Restricted Shares, without any restrictions or legend thereon (except a legend as may be required by relevant securities laws), shall be delivered to the applicable Participants;

                  (c) The goal, objective, target value or the like, attainable under all Performance Awards shall be deemed to have been fully earned for the entire performance period as of the effective date of the Change in Control, except that all Performance Awards which shall have been outstanding less than six (6) months on the effective date of the Change in Control shall not be deemed to have earned the goal, objective, target value, or the like; and

                  (d) Subject to Section 14.3 hereof, all such other actions and modifications to the Awards as determined by the Board or Committee to be appropriate before the Change in Control of the Corporation shall become effective.

9.       Relationship of the Plan to Benefit Plans

         The amount of Bonuses to any Participant under this Plan shall be eligible for inclusion in the Participant's earnings base for the purpose of determining the benefits to which the Participant is entitled under retirement, pension, excess benefit, thrift, savings, profit-sharing, insurance, long-term disability and other benefit plans, if any, of the Corporation or its

Subsidiaries as determined by the Board or Committee. No other income of a Participant attributable to this Plan shall be included in the Participant's earnings for purposes of any benefit plan in which the Participant may be eligible to participate.

10.      Effect of the Plan On Right to Continued Employment and
         Interest in Particular Property

                  (a) None of the existence of this Plan, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment of any Participant by the Corporation or its Subsidiaries. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or in any particular Share or Shares of the Corporation that may be held by the Corporation (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Plan under such circumstances and at such times as the Board or Committee may determine; provided, however, that no participant shall be entitled to any Award in the absence of a specific grant by the Board or Committee of an Award, notwithstanding the prior grant of an Award to such Participant.

                  (b) This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or benefits to directors, officer, employees, consultant and agents of the Corporation and its Subsidiaries generally, or to any class or group of employees, including without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing, insurance, long-term disability, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and payment thereunder made independently of this Plan.

11.      Withholding Taxes and Deferrals

         11.1     Cash Withholding

         The Corporation and its participating subsidiaries shall have the right to deduct from any cash payment made under Awards under this Plan any federal, state, provincial or local income, or other taxes required by law to be withheld with respect to such payment or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

         11.2     Share Withholding

         Any Share based Award may provide by the grant thereof that the recipient of such Award may elect, in accordance with any applicable laws, rules and regulations, to pay a portion or all of the amount of such minimum required withholding taxes in Shares. In such event, the Participant shall authorize the Corporation to withhold, or shall agree to deliver to the Corporation, Shares owned by such Participant or a portion of the Shares that otherwise would be distributed to such Participant, having a Fair Market Value equal to the amount of withholding tax liability.

         11.3     Deferrals

         The Board or Committee may require or permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, the satisfaction of any requirements or goals or lapse or waiver of restrictions of an Award made under this Plan. If any such deferment election is required or permitted, the Board or Committee shall establish rules and procedures for such payment deferrals.

12.      Compliance With Applicable Legal Requirements

         No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which Shares may, at the time, be listed, and the provisions of any foreign securities laws or the rules of foreign securities exchanges, where applicable.

13.      Amendments

         13.1     Plan Amendments

         The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue this Plan or revise or amend it in any respect whatsoever, provided, however, unless the Committee or the Board, as appropriate, specifically otherwise provides, any revision or amendment that would cause this Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until the approval of the stockholders of the Corporation is obtained.

         13.2     Award Amendments

         Subject to the terms and conditions and within the limitations of this Plan, the Board or Committee may amend, cancel, modify, or extend outstanding Awards granted under this Plan.

         13.3     Rights of Participants

         No amendment, suspension or termination of this Plan nor any amendment, cancellation or modification of any outstanding Award or Award Agreement that would adversely affect the right of any Participant with respect to an Award previously granted under this Plan will be effective without the written consent of the affected Participant. Such written consent may be obtained simultaneously with the grant of any Award.

         13.4     Rule 16b-3

         This Plan is intended to comply with Rule 16b-3 with respect to Participants, if any, who are subject to Section 16 of the Exchange Act. Should the requirements of Rule 16b-3 change, the Board or the Committee, as appropriate, may amend the Plan to comply with the requirements of the amended Rule 16b-3 or its successor provision or provisions.

14.      Miscellaneous Provisions

         14.1     Awards in Various Countries

         The Board or Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of various countries in which the Corporation or its Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the objectives of this Plan.

         14.2     Transferability

         Awards may not be pledged or assigned and may otherwise be transferred only to the extent provided herein or in an Award Agreement not inconsistent herewith, provided, however, that an Option or Stock Appreciation Right or any other benefit or Award hereunder deemed to be a derivative security shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him or by his guardian or legal representative or pursuant to a "qualified domestic relations order" as defined by the Code, or such order under the laws of other jurisdictions as shall be similar in effect to a qualified domestic relations order.

         14.4     Cancellation of Awards

         Except as otherwise provided in this Plan or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant to whom an Award is granted ceases to be employed by the Corporation all of such Participant's unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

         14.5     Arbitration; Governing Law

                  (a) The Shares are registered in the United States under the Exchange Act and are listed for trading on the United States stock exchange known as The NASDAQ Stock Market. Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Plan, the interpretation and effect of an Award Agreement or of this Plan or the rights of a Participant under an Award Agreement shall be finally determined before one neutral arbitrator in the City of New York, New York U.S.A. under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any Court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                  (b) This Plan, its administration and all Awards granted hereunder, the terms and provisions of any related Award Agreements and the rights of all Participants shall be governed and interpreted in accordance with the laws of New York, New York U.S.A.


                                       52